Registration No. 33-48482

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COCA-COLA ENTERPRISES INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	58-0503352 (IRS Employer Identification No.)

2500 Windy Ridge Parkway, Atlanta, Georgia 30339
(Address of principal executive offices, including Zip Code)

COCA-COLA ENTERPRISES INC.
1992 RESTRICTED
STOCK AWARD PLAN
(Full title of the plan)

John J. Culhane, Esq.
Executive Vice President and General Counsel
Coca-Cola Enterprises Inc.
2500 Windy Ridge Parkway
Atlanta, GA 30339
(Name and address of agent for service)

(770) 989-3000
(Telephone number, including area code, of agent for service)

This Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 33-48482) (the “Registration Statement”) of Coca-Cola Enterprises Inc. (the “Company”), which was filed with the Securities and Exchange Commission on June 17, 1992.  The Registration Statement registered 1,500,000 shares (adjusted to 4,500,000 shares by a subsequent stock split) of the Company’s common stock, par value $1.00 per share, for issuance pursuant to the Coca-Cola Enterprises Inc. 1992 Restricted Stock Award Plan (the “Plan”).

The Plan has been terminated.  Pursuant to an undertaking made by the Company in the Registration Statement, the Company hereby removes from registration the 1,054,200 shares of common stock of the Company that had not been issued upon termination of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 20th day of August, 2007.

COCA-COLA ENTERPRISES INC.
   (Registrant)

By:      JOHN F. BROCK*
      John F. Brock,
      President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

JOHN F. BROCK* (John F. Brock)	President, Chief Executive Officer and a Director (principal executive officer)	August 20, 2007
WILLIAM W. DOUGLAS III* (William W. Douglas III)	Senior Vice President and Chief Financial Officer (principal financial officer)	August 20, 2007
CHARLES D. LISCHER* (Charles D. Lischer)	Vice President, Controller and Chief Accounting Officer (principal accounting officer)	August 20, 2007
FERNANDO AGUIRRE* (Fernando Aguirre)	Director	August 20, 2007
JAMES E. COPELAND, JR.* (James E. Copeland, Jr.)	Director	August 20, 2007
CALVIN DARDEN* (Calvin Darden)	Director	August 20, 2007
GARY P. FAYARD* (Gary P. Fayard)	Director	August 20, 2007
IRIAL FINAN* (Irial Finan)	Director	August 20, 2007
MARVIN J. HERB* (Marvin J. Herb)	Director	August 20, 2007
L. PHILLIP HUMANN* (L. Phillip Humann)	Director	August 20, 2007
DONNA A. JAMES* (Donna A. James)	Director	August 20, 2007

THOMAS H. JOHNSON* (Thomas H. Johnson)	Director	August 20, 2007
LOWRY F. KLINE* (Lowry F. Kline)	Director	August 20, 2007
CURTIS R. WELLING* (Curtis R. Welling)	Director	August 20, 2007

*By:   /s/ JOHN J. CULHANE
        Mr. John J. Culhane
        Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
24.1	Powers of Attorney
24.2	Resolution of the Board of Directors